UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2011
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition	1

Item 8.01 Other Events	1

Item 9.01 Financial Statements and Exhibits	1
EX-99.1

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Item 2.02	Results of Operations and Financial Condition
     On February 10, 2011, Tekelec (the “Company”) issued a press release announcing its financial results for the fiscal quarter and year ended December 31, 2010. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the exchange Act.

Item 8.01	Other Events
     In an Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission on February 7, 2011, Kensico Capital Management Corporation (“Kensico”) reported that it owned 6,974,844 shares of Common Stock of the Company. Kensico, Kensico Partners, L.P., Kensico Associates, L.P., Kensico Offshore Fund Master, Ltd., Kensico Offshore Fund II Master, Ltd., Kensico Capital LLC (collectively, the “Kensico Entities”) had previously notified the Company that one or more of the Kensico Entities may nominate one or more directors at the Company’s upcoming 2011 annual meeting of shareholders. In a letter dated February 6, 2011, the Company agreed that the required notification of any such nomination(s) will be deemed to have been timely given for purposes of Section 3.4(a) of the Company’s Amended and Restated Bylaws (the “Bylaws”) provided that, on or before February 28, 2011, one or more of the Kensico Entities fully complies with all additional procedural and substantive notification requirements set forth (or incorporated by reference) in Section 3.4 of the Bylaws.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibit

The following Exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated February 10, 2011 of the Company

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: February 10, 2011	By:	/s/ Gregory S. Rush
Gregory S. Rush
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 10, 2011 of the Company

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